Filed Pursuant to Rule 424(b)(5)

Registration No. 333-297549

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED JULY 21, 2026)

1,739,131 Shares of Common Stock

FREQUENCY ELECTRONICS, INC.

This is an offering of 1,739,131 shares of our common stock, par value $1.00 per share (“common stock”). We are offering 1,086,957 shares of common stock in this offering, and Edenbrook Value Fund, LP and Edenbrook Long Only Value Fund, LP, affiliates of Jonathan Brolin, a member of our board of directors, are offering a total of 652,174 shares of common stock held by them in this offering as selling stockholders. See “Selling Stockholders” beginning on page S-9 for additional information regarding the selling stockholders. We will not receive any proceeds from the sale of the shares of common stock being offered by the selling stockholders.

Our common stock trades on The Nasdaq Global Market (“Nasdaq”) under the symbol “FEIM.” On July 28, 2026, the last reported sale price of our common stock on Nasdaq was $66.46 per share.

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and page 5 of the accompanying prospectus as well as in “Item 1A—Risk Factors” in our most recent report on Form 10-K that is incorporated by reference in this prospectus supplement.

	Per Share	Total(1)
Public offering price	$57.50	$100,000,032.50
Underwriting discounts and commissions(2)	$3.45	$6,000,001.95
Proceeds, before expenses, to us	$54.05	$58,750,025.85
Proceeds, before expenses, to the selling stockholders	$54.05	$35,250,004.70

(1)	Assumes no exercise of the underwriters’ option to purchase additional shares of common stock.
(2)	See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters a 30-day option to purchase up to 260,869 additional shares of common stock from us at the public offering price, less underwriting discounts and commissions, and on the same terms and conditions as set forth above.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The common stock is expected to be delivered to purchasers on or about July 30, 2026.

Morgan Stanley	Craig-Hallum

The date of this prospectus supplement is July 28, 2026.

Prospectus Supplement

Base Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or any other subsequently filed document that is also incorporated by reference herein or therein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Before buying any shares of common stock offered by us or the selling stockholders, you should read both this prospectus supplement and the accompanying prospectus together with the additional information described below under the heading “Incorporation of Certain Documents by Reference.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement forms a part. This prospectus supplement contains summaries of certain provisions contained in some of the exhibits to our registration statement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of these documents. You may obtain copies of these documents at no cost by writing to or telephoning us at the address and telephone number given under the heading “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we, the selling stockholders nor the underwriters have authorized anyone to provide you with additional or different information. We, the selling stockholders and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders are offering to sell shares of our common stock, and seeking offers to buy shares of our common stock, only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

We, the selling stockholders and the underwriters are not making an offer of our common stock in any jurisdiction where the offer is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Trademarks, Service Marks and Trade Names

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain trademarks, trade names and service marks of Frequency Electronics and other entities. All trademarks, service marks and trade names referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are the property of their respective owners. We do not intend our use or display of third parties’ trademarks, service marks or trade names in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship by us of, these third parties. Solely for convenience, the trademarks, trade names and service marks referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may appear without the ® or TM symbols, but such references are not intended to indicate that we will not, or the applicable owner will not, assert, to the fullest extent permitted under applicable law, its rights to such trademarks, trade names and service marks.

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. It does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference, including the sections titled “Risk Factors”, “Forward-Looking Statements” and our consolidated financial statements, including the notes thereto, for a more complete understanding of our business and this offering, as well as the material tax and other considerations that may be important to you in making your investment decision.

Unless otherwise indicated or as the context otherwise requires, as used in this prospectus supplement, the words “Frequency Electronics,” the “Company,” “we,” “us” and “our” refer to Frequency Electronics, Inc. and its subsidiaries, and all references to the “accompanying prospectus” are to the accompanying prospectus, dated July 21, 2026. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus.

Our Company

Frequency Electronics, Inc. is a world leader in precision time and frequency generation technology, which is incorporated into commercial and U.S. Government satellites, Command, Control, Communication, Computer, Intelligence, Surveillance and Reconnaissance (“C4ISR”), and Electronic Warfare (“EW”) systems. Its technology is used for a wide range of space and non-space applications. Frequency Electronics was founded in 1961 as a research and development firm generating proprietary precision time and frequency technology primarily under contracts for end-use by the U.S. Government. In the mid-1990s, the Company evolved into a designer, developer and manufacturer of state-of-the-art products for both commercial and government end-use. The Company’s present mission is to be the world leader in providing precision time and low phase noise frequency generation systems, from 1 Hz to 46 GHz for space and other challenging environments. The Company’s technology is the key element in enhancing the functionality and performance of many electronic systems.

Our Corporate Information

Frequency Electronics has its principal executive office at 55 Charles Lindbergh Blvd., Mitchel Field, New York 11553. Its telephone number is 516-794-4500, and its website is www.frequencyelectronics.com. The information contained on, or otherwise accessible through, our website is not incorporated into, and does not constitute a part of this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission (the “Commission”).

THE OFFERING

Issuer:	Frequency Electronics, Inc.

Common stock offered by us:	1,086,957 shares of our common stock (or 1,347,826 shares of our common stock if the underwriters exercise their option to purchase additional shares of common stock in full).

Selling Stockholders:	Edenbrook Value Fund, LP and Edenbrook Long Only Value Fund, LP

Common stock offered by the selling stockholders:	652,174 shares of our common stock.

Common stock to be outstanding immediately after the offering:	10,955,824 shares (or 11,216,693 shares of our common stock if the underwriters exercise their option to purchase additional shares in full).

Option to purchase additional shares:	We have granted the underwriters an option for a period of 30 days after the date of this prospectus supplement to purchase up to 260,869 additional shares of common stock from us at the public offering price, less underwriting discounts and commissions.

Use of proceeds:	We estimate that our net proceeds from this offering will be approximately $58.2 million, or $72.3 million if the underwriters exercise their option to purchase additional shares in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds we receive from this offering to fund additional growth opportunities, including for capital expenditures, working capital and other general corporate purposes. We will not receive any proceeds from the sale of the shares of common stock being offered by the selling stockholders. See “Use of Proceeds” for additional information.

Risk factors:	Investing in our common stock involves significant risk. You should read the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and documents incorporated by reference herein or therein for a discussion of factors that you should carefully consider before deciding to purchase our common stock.

Nasdaq symbol:	Our common stock is traded on Nasdaq under the symbol “FEIM.”

In this prospectus supplement, unless otherwise indicated, the number of shares of common stock outstanding after this offering is based on 9,868,867 shares of common stock outstanding as of April 30, 2026, and excludes, in each case, as of such date:

●	436,148 shares of common stock issuable upon the vesting or settlement of outstanding restricted stock units and performance stock units under the Frequency Electronics, Inc. 2025 Stock Award Plan (the “2025 Plan”); and

●	1,269,186 shares of common stock remaining available for future issuance under the 2025 Plan.

Unless otherwise indicated, all information contained in this prospectus supplement assumes:

●	no vesting of the outstanding restricted stock units and performance stock units described above; and

●	no exercise by the underwriters of their option to purchase up to 260,869 additional shares of common stock from us.

FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Also, documents we subsequently file with the Commission and incorporate by reference will contain forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates,” or “plans” or the negative of these terms or other comparable terminology.

Forward-looking statements are based upon management’s beliefs, assumptions and current expectations concerning future events and trends, using information currently available, and are necessarily subject to uncertainties, many of which are outside our control. Although we believe that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. A number of important factors could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, the risks associated with reliance on key customers, including the U.S. government, the Company’s use of estimates when accounting for contracts, actions by significant customers or competitors, competitive factors, new products and technological changes, continued acceptance of the Company’s products in the marketplace, dependence upon third-party vendors, product prices and raw material costs, the Company’s ability to attract and retain key employees, general domestic and international economic conditions, health epidemics and pandemics, external disruptions to the Company’s facilities or supply chain, the Company’s operations in a highly regulated industry, the outcome of any litigation and arbitration proceedings, cybersecurity attacks, noncompliance with any of the covenants in the Company’s senior secured revolving credit facility, volatility in the Company’s stock price, including due to the relatively low trading volume of its common stock, and failure to maintain an effective system of internal controls over financial reporting and the other factors discussed in the reports we file with or furnish to the Commission from time to time, including the risks and important factors set forth in additional detail in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended April 30, 2026, incorporated herein by reference.

Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included herein are made only as of the date of this prospectus supplement and we undertake no obligation to publicly update or revise any forward-looking statement made by us or on our behalf, whether as a result of new information, future developments, subsequent events or circumstances or otherwise, except as required by law. All subsequent written or oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by the cautionary statements referenced above.

RISK FACTORS

Investing in our common stock involves substantial risks. Before purchasing our common stock, you should carefully consider the risk factors discussed below, as well as the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended April 30, 2026, which are incorporated by reference into this prospectus supplement, as such may be updated and supplemented by our subsequent Commission filings, as well as the risks, uncertainties and additional information set forth in future Commission filings that are deemed incorporated by reference herein. Each of the risks described could result in a material decrease in the value of our common stock and your investment in our common stock. The risks and uncertainties we discuss below and in documents incorporated by reference are those that we currently believe may materially affect our Company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition or performance.

Our stock may continue to be volatile.

The trading price of our common stock has been, and may continue to be, volatile and subject to wide fluctuations in response to various factors, many of which we cannot control. As a result, investors in our common stock may experience substantial losses. This volatility may or may not be related to our operating performance. Our operating results, from time to time, may be below the expectations of public market analysts and investors, which could have a material adverse effect on the market price of our common stock.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The public offering price per share of our common stock to be sold in this offering is substantially higher than the net tangible book value per share of our common stock, which on April 30, 2026, was approximately $5.69 per share. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering and suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock or other securities that are convertible into or exercisable or exchangeable for our common stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our stockholders. We are authorized to issue an aggregate of 20,000,000 shares of common stock and 600,000 shares of preferred stock. We may issue additional shares of our common stock or other securities that are convertible into or exercisable or exchangeable for our common stock in connection with future acquisitions, future sales of our securities for capital raising purposes, or for general corporate purposes. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

In addition, as of April 30, 2026, we had outstanding equity awards, consisting of restricted stock units and performance stock units, under the 2025 Plan. The issuance of shares upon the vesting or settlement of awards under the 2025 Plan will dilute the ownership interests of existing stockholders and may adversely affect the market price of our common stock.

The future issuance of additional shares of our common stock, or the perception in the market that we may issue additional shares of our common stock or other equity-related securities, may create downward pressure on the trading price of our common stock. We may need to raise additional capital in the future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares of our common stock or other securities that are convertible into or exercisable or exchangeable for our common stock in the future in conjunction with these capital raising efforts, including at a price below the price you paid for your shares of common stock.

If our existing stockholders sell shares of our common stock, our common stock price could decline.

The sale of substantial amounts of our common stock in the public market by our existing stockholders, including the selling stockholders in this offering, or the perception that such sales could occur, could harm the prevailing market price of our common stock. These sales, or the perception that these sales could occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. As of April 30, 2026, we had a total of 9,868,867 shares of common stock outstanding, approximately 1,873,810 of which were beneficially held by the selling stockholders, who are our affiliates. We, the selling stockholders and all of our directors and executive officers have agreed that, for a period of 60 days after the date of this prospectus supplement, we and they will not, without the prior written consent of Morgan Stanley & Co. LLC, dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, subject to certain exceptions and excluding any shares to be sold in this offering. See “Underwriting.” Following the expiration of the lock-up period, all or substantially all of our issued and outstanding shares of common stock will be eligible for sale, subject to applicable volume, manner of sale, holding period and other limitations of Rule 144 for affiliates. Morgan Stanley & Co. LLC may, in its sole discretion, release all or any portion of the shares subject to lock-up agreements at any time and for any reason.

The availability for sale of a large number of shares of our common stock in the public market upon expiration of the lock-up agreements, or the early release of any lock-up agreements, could increase the potential for stock price volatility or cause the price of our common stock to decline. Even if we put strategies in place to attempt to address potential or actual volatility, the effectiveness of such strategies is uncertain.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds received by us from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and could spend the net proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow, and could cause the price of our common stock to decline.

If securities or industry press or analysts cease covering our common stock, publish negative research or reports about our business, or if they change their recommendations regarding our common stock adversely, the share price and trading volume of our common stock could decline.

The trading market for shares of our common stock may be influenced by the articles, research and reports that industry or securities analysts and press publish about us or our business. If one or more of the analysts who cover us downgrade our common stock, or if industry press publishes negative articles about our Company, the share price of our common stock would likely decline. If one or more of these analysts ceased coverage of our Company or failed to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

USE OF PROCEEDS

We estimate that our net proceeds from the sale by us of common stock in this offering will be approximately $58.2 million (or $72.3 million if the underwriters’ option to purchase additional shares is exercised in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to fund additional growth opportunities, including for capital expenditures, working capital and other general corporate purposes.

We will not receive any proceeds from the sale of shares of common stock being offered by the selling stockholders.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of April 30, 2026:

●	on an actual basis; and

●	on an as adjusted basis to reflect the issuance and sale of 1,086,957 shares of our common stock by us in this offering (assuming no exercise of the underwriters’ option to purchase additional shares) at the public offering price of $57.50 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with our consolidated financial statements, including the notes thereto, incorporated by reference in this prospectus supplement.

	As of April 30, 2026
	Actual	As Adjusted
	U.S. dollars in thousands (except share data)
Cash and cash equivalents	$1,603	59,838
Total debt(1)	—	—
Preferred stock: $1.00 par value; 600,000 shares authorized; no shares issued and outstanding as of April 30, 2026	—	—
Common stock: $1.00 par value; 20,000,000 shares authorized; 9,924,695 shares issued and 9,868,867 shares outstanding as of April 30, 2026	9,925	11,012
Additional paid-in capital	45,506	102,654
Retained earnings	2,756	2,756
Common stock reacquired and held in treasury, at cost	(1,784)	(1,784)
Total stockholders’ equity	$56,403	114,638
Total capitalization(2)	56,403	114,638

(1)	On June 12, 2026, we entered into a three-year senior secured revolving credit facility providing for revolving commitments of up to $10.0 million, including up to $5.0 million available for the issuance of letters of credit. As of the date of this prospectus supplement, no borrowings were outstanding under the facility.
(2)	Total capitalization consists of total debt plus total stockholders’ equity.

SELLING STOCKHOLDERS

In addition to the shares of common stock being sold by us in this offering to which this prospectus supplement relates, this prospectus supplement also relates to the offer and sale by the selling stockholders identified below of a total of 652,174 of our issued and outstanding shares of common stock.

Unless otherwise indicated below, the following table is prepared based on information provided to us by the selling stockholders as of the date of this prospectus supplement. The table sets forth the name and address of the selling stockholders, the aggregate number of shares of common stock that the selling stockholders are offering in this offering, and the beneficial ownership of the selling stockholders both before and after this offering (assuming no exercise of the underwriters’ option to purchase additional shares from us and assuming full exercise of such option). Unless otherwise indicated below, we have based percentage ownership prior to this offering on 9,868,867 shares of common stock outstanding as of April 30, 2026.

	Shares of Common Stock Beneficially Owned Prior to this Offering		Number of Shares of Common Stock Offered for Sale	Shares of Common Stock Beneficially Owned After this Offering Assuming No Exercise of the Underwriters’ Option to Purchase Additional Shares		Shares of Common Stock Beneficially Owned After this Offering Assuming Underwriters’ Exercise of the Option to Purchase Additional Shares in Full
Name	Shares	%	Hereby	Shares	%	Shares	%
Edenbrook Value Fund, LP (1)	271,504	2.8%	97,826	173,678	1.6%	173,678	1.5%
Edenbrook Long Only Value Fund, LP (2)	1,602,306	16.2%	554,348	1,047,958	9.6%	1,047,958	9.3%

(1)	Consists of shares of common stock held directly by Edenbrook Value Fund, LP, a private fund managed by Edenbrook Capital, LLC, which may be deemed to beneficially own such shares by virtue of its role as the investment manager of such private fund. In addition, Jonathan Brolin may be deemed to be a beneficial owner of such shares by virtue of his role as managing member of Edenbrook Capital, LLC. Jonathan Brolin has served as a member of our board of directors since November 2017. The address of each of the foregoing is 116 Radio Circle, Suite 202, Mount Kisco, New York, 10549.

(2)	Consists of shares of common stock held directly by Edenbrook Long Only Value Fund, LP, a private fund managed by Edenbrook Capital, LLC, which may be deemed to beneficially own such shares by virtue of its role as the investment manager of such private fund. In addition, Jonathan Brolin may be deemed to be a beneficial owner of such shares by virtue of his role as managing member of Edenbrook Capital, LLC. Jonathan Brolin has served as a member of our board of directors since November 2017. The address of each of the foregoing is 116 Radio Circle, Suite 202, Mount Kisco, New York, 10549.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of shares of our common stock applicable to non-U.S. Holders (as defined below) that acquire such shares in this offering and hold such shares as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). For purposes of this discussion, a “non-U.S. Holder” generally means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) or any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

This discussion is based on current provisions of the Code, final or temporary U.S. Treasury regulations promulgated or proposed thereunder (“Treasury Regulations”), judicial opinions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, each as of the date hereof and all of which are subject to differing interpretations or change (possibly with retroactive effect). Any such changes could affect the continuing accuracy of this discussion. This discussion does not constitute tax advice and does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. Holder in light of that non-U.S. Holder’s individual circumstances, including Medicare taxes imposed on net investment income and the alternative minimum tax, nor does it address any aspect of U.S. federal estate, gift, state, local, or non-U.S. taxes, the tax consequences under an applicable income tax treaty or taxes other than U.S. federal income taxes. The discussion below may not apply, in whole or in part, and may not describe certain other U.S. federal income tax considerations that may be applicable to particular non-U.S. Holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws, such as:

●	insurance companies;

●	tax-exempt organizations;

●	financial institutions;

●	traders, brokers or dealers in securities, commodities or currencies, or a trader that uses a mark-to-market method of tax accounting;

●	controlled foreign corporations and corporations that accumulate earnings to avoid U.S. federal income tax;

●	passive foreign investment companies;

●	persons required to accelerate the recognition of any item of gross income with respect to the shares as a result of such income being recognized on an applicable financial statement;

●	non-U.S. Holders that hold our common stock as part of a straddle, hedge, conversion transaction or other integrated investment;

●	persons that own or are deemed to own, actually or constructively, more than 5% of our common stock for U.S. federal income tax purposes (except to the extent specifically set forth below);

●	persons with a functional currency other than the U.S. dollar; and

●	U.S. expatriates and certain former citizens or long-term residents of the United States.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, a partnership, or a partner of a partnership, holding our common stock should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS or any court will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS or any court would not be sustained.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY, IS NOT TAX ADVICE, AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO ALL TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS, AND THE POSSIBLE EFFECTS OF ANY CHANGES THERETO.

Distributions

Subject to the discussion in the following paragraph, any distribution we make to a non-U.S. Holder with respect to its shares of our common stock that constitutes a dividend for U.S. federal income tax purposes will generally be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and the non-U.S. Holder provides proper certification of its eligibility for such reduced rate (including providing a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation)). A distribution in respect of shares of our common stock (and certain redemptions that are treated as distributions with respect to common stock) will generally constitute a dividend for U.S. federal income tax purposes to the extent it is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any distribution not constituting a dividend will be treated first as a return of capital allocated ratably among the shares of common stock held by a non-U.S. Holder, reducing (but not below zero) the non-U.S. Holder’s adjusted basis in each share of our common stock and, to the extent in excess of the adjusted basis, as gain from the sale or exchange of such stock, which will be treated as described under “Gain on Sale or Other Disposition of Common Stock” below. A non-U.S. Holder’s adjusted basis in a share is generally the purchase price of such share, reduced (but not below zero) by the amount of any previous non-taxable returns of capital.

Dividends we pay to a non-U.S. Holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of such non-U.S. Holder) generally will not be subject to U.S. withholding tax, as described above, if the non-U.S. Holder complies with applicable certification and disclosure requirements (including providing a valid IRS Form W-8ECI (or a successor form)). Instead, (unless an applicable income tax treaty provides otherwise) such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. Holder were a U.S. person (as defined under the Code). Dividends received by a non-U.S. Holder that is a corporation for U.S. federal income tax purposes that are effectively connected with its conduct of a trade or business within the United States may also be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Any distributions we make to a non-U.S. Holder with respect to its shares of our common stock will also be subject to the rules discussed below under the headings “Backup Withholding, Information Reporting and Other Reporting Requirements” and “Foreign Account Tax Compliance Act.”

Gain on Sale or Other Disposition of Common Stock

In general, subject to the discussion below under the headings “Backup Withholding, Information Reporting and Other Reporting Requirements” and “Foreign Account Tax Compliance Act,” a non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of the non-U.S. Holder’s shares of our common stock unless:

●	the gain is effectively connected with a trade or business carried on by the non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of such non-U.S. Holder);

●	the non-U.S. Holder is a nonresident individual present in the United States for 183 days or more during the taxable year of the sale or other taxable disposition and certain other conditions are met; or

●	we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such sale or other taxable disposition or such non-U.S. Holder’s holding period of our common stock.

In general, in order for us to be a USRPHC, the fair market value of our U.S. real property interests would need to equal or exceed 50% of the sum of the fair market value of (1) our worldwide real property interests and (2) other assets used or held for use by us in a trade or business. Even if we were, during the relevant period, are or become a USRPHC at a relevant time, a non-U.S. Holder that at no time during the relevant period actually or constructively owned more than 5% of our common stock generally would not be subject to U.S. federal income tax on the disposition of our common stock, provided that the common stock was regularly traded on an established securities market within the meaning of the applicable Treasury Regulations. If we are or were to become a USRPHC and our common stock were not considered to be “regularly traded” on an established securities market during the calendar year in which the relevant sale or other taxable disposition by a non-U.S. holder occurs, such non-U.S. holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our common stock and a 15% withholding tax would apply to the gross proceeds from such disposition. We believe that we are not currently a USRPHC. However, since the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance that we currently are not a USRPHC nor can there be any assurance we will not become one in the future. Non-U.S. Holders should consult their own tax advisors regarding the application of these rules to them, including if we are or become a USRPHC.

Gain that is treated as effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. federal income tax, net of certain deductions, at U.S. federal income tax rates applicable to United States persons within the meaning of the Code (unless an applicable income tax treaty provides otherwise). If the non-U.S. Holder is a corporation, the branch profits tax described above also may apply to such effectively connected gain (unless an applicable income tax treaty provides otherwise).

Except as otherwise provided by an applicable income tax treaty, an individual non-U.S. Holder who is subject to U.S. federal income tax because the non-U.S. Holder was present in the United States for 183 days or more during the year of the sale or other taxable disposition of our common stock will generally be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from such sale or other taxable disposition, which may be offset by certain U.S. source capital losses of the non-U.S. Holder, even though the individual is not considered a resident of the United States for U.S. federal income tax purposes, assuming certain requirements are met, including timely filing of U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Backup Withholding, Information Reporting and Other Reporting Requirements

We must report annually to the IRS, and to each non-U.S. Holder, the amount of dividends paid to, and the tax withheld with respect to, each such non-U.S. Holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Copies of this information reporting may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities in the country in which the non-U.S. Holder resides or is established.

A non-U.S. Holder will generally be subject to backup withholding at the applicable rate (currently 24%) for dividends on our common stock paid to such holder, unless such holder certifies under penalties of perjury that, among other things, it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person), and otherwise complies with all applicable legal requirements.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our common stock by a non-U.S. Holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. Holder sells or otherwise disposes its shares of our common stock within the United States or through a U.S. broker or the U.S. office of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. Holder to the IRS and also backup withhold on that amount, unless such non-U.S. Holder provides appropriate certification to the broker of its status as a non-U.S. person (such as a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI) or otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person). Information reporting will also apply if a non-U.S. Holder sells its shares of our common stock through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. Holder is a non-U.S. person and certain other conditions are met, or such non-U.S. Holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. Holder can be credited against the non-U.S. Holder’s U.S. federal income tax liability, if any, or refunded, provided the non-U.S. Holder timely files the appropriate claim with the IRS and furnishes any required information to the IRS. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Foreign Account Tax Compliance Act

In addition, withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on “withholdable payments,” which include dividends on our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless those entities comply with certain requirements under the Code and applicable Treasury Regulations, which requirements may be modified by an “intergovernmental agreement” entered into between the United States and an applicable foreign country.

The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends (such as our common stock) beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed Treasury Regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. There can be no assurance that the proposed regulations will be finalized in their present form.

Non-U.S. Holders should consult their own tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC is acting as representative, have severally agreed to purchase, and we and the selling stockholders have agreed to sell to them, severally, the number of shares indicated below:

Name	Number of Shares
Morgan Stanley & Co. LLC	1,391,305
Craig-Hallum Capital Group LLC	347,826
Total:	1,739,131

The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and the selling stockholders. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $2.07 per share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representative.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 260,869 additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us and the selling stockholders. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 260,869 shares of common stock.

		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$57.50	$100,000,032.50	$115,000,000.00
Underwriting discounts and commissions to be paid by:
Us	$3.45	$3,750,001.65	$4,649,999.70
The selling stockholders	$3.45	$2,250,000.30	$2,250,000.30
Proceeds, before expenses, to us	$54.05	$58,750,025.85	$72,849,995.30
Proceeds, before expenses, to the selling stockholders	$54.05	$35,250,004.70	$35,250,004.70

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $515,000. We have agreed to reimburse the underwriters in an amount up to $10,000 for certain expenses relating to the Financial Industry Regulatory Authority (“FINRA”) with respect to this offering.

Our common stock has been approved for quotation on the Nasdaq Global Market under the trading symbol “FEIM”.

Our executive officers and directors and the selling stockholders (collectively, the “lock-up parties”) have entered into lock-up agreements with the representative prior to the commencement of this offering pursuant to which each lock-up party, without the prior written consent of the representative, will not, and will not publicly disclose an intention to, during the period commencing on the date of this prospectus supplement and ending immediately after the close of the trading day occurring on the 60th day after the date of this prospectus supplement (the “60th Day”) or, if the 60th Day is not a trading day, ending immediately after the close of the last trading day immediately preceding the 60th Day (such period of time between the date hereof and, as the case may be, the 60th Day or the last trading day immediately preceding the 60th Day, referred to herein as the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock owned or hereafter acquired by the lock-up party or with respect to which the lock-up party has or hereafter acquires the power of disposition, and securities which may be issued upon exercise of a stock option or warrant by the lock-up party or any other securities so owned convertible into or exercisable or exchangeable for our common stock or (2) enter into any hedging, swap, loan or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise. The lock-up party has acknowledged and agreed in the lock-up agreement that the foregoing precludes the lock-up party from engaging in any hedging or other transactions designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any common stock, or securities convertible into or exercisable or exchangeable for our common stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the lock-up party.

The restrictions described in the immediately preceding paragraph do not apply to the following, provided that in the case of any transfer or distribution pursuant to clauses (b) and (c) below, (A) each donee, devisee, trustee, distributee or transferee, as the case may be, shall sign and deliver a lock-up agreement for the balance of the Restricted Period, (B) any such transfer shall not involve a disposition for value, (C) no filing under Section 16(a) of the Exchange Act on Form 4 or Form 5 shall be required (or, in the case of sub-clause (b)(i) – (iv), any filing, if required, shall indicate in the footnotes thereto that such filing relates to circumstances described in the relevant sub-clause) and (D) the lock-up party does not otherwise voluntarily effect any public filing or report regarding such transfers: (a) transactions relating to shares of our common stock or other securities acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or voluntarily made during the Restricted Period, (b) transfers, dispositions or distributions of shares of our common stock or any security convertible into our common stock as: (i) a bona fide gift, including, without limitation, to a charitable organization or educational institution, or for bona fide estate planning purposes, (ii) by will, testamentary document or intestacy, (iii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (iv) pursuant to an order of a court or regulatory agency having jurisdiction over the lock-up party, (v) to any corporation, partnership, limited liability company or other entity of which the lock-up party or the immediate family of the lock-up party (as defined in FINRA Rule 5130(i)(5)) are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (vi) to any nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above, (vii) to any member of the lock-up party’s immediate family or to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the lock-up party and/or any member of the lock-up party’s immediate family, or if the lock-up party is a trust, to a trustor or beneficiary of the trust or to the estate of the beneficiary of such trust or (viii) to us upon the lock-up party’s death, disability or termination of employment or other service relationship with us; provided that such common stock was issued to the lock-up party pursuant to an agreement or equity award granted pursuant to an employee benefit plan, option, warrant or other right disclosed in this prospectus supplement, (c) if the lock-up party is not an individual, distributions of shares of our common stock or any security convertible into our common stock to: (i) another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or affiliates of the lock-up party, or (ii) as part of a distribution to limited partners, limited liability company members or stockholders of the lock-up party or holders of similar equity interests in the lock-up party, (d) facilitating the establishment of a trading plan on behalf of any of our stockholders, officers or directors pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of our common stock, provided that (i) such plan does not provide for the transfer of our common stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the lock-up party or us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of our common stock may be made under such plan during the Restricted Period, (e) securities transferred to us (including the forfeiture of shares of our common stock to us) pursuant to the vesting, settlement or exercise of restricted stock units, restricted stock, options, warrants or other rights to purchase our common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, restricted stock, options, warrants or rights, provided that (1) any such our common stock received by the lock-up party upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement; (2) any filing under the Exchange Act required to be made during the Restricted Period shall indicate in the footnotes thereto that the filing relates to circumstances described in this clause; (3) the lock-up party does not otherwise voluntarily effect any public filing or report regarding such transfers; and (4) any such restricted stock units, restricted stock, options, warrants or rights are held by the lock-up party pursuant to an agreement or equity award granted under a stock incentive plan or other equity award plan, each of which is disclosed in this prospectus supplement, or (f) shares of our common stock transferred pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of our common stock that has been approved by our board of directors, which results in any person or group of persons becoming the beneficial owners (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of our outstanding voting securities; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, our common stock shall remain subject to the provisions of the lock-up agreement.

The Company has agreed in the underwriting agreement that it will not, and will not publicly disclose an intention to, during the Restricted Period, without the prior written consent of the representative, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, (2) enter into any swap, loan or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the our common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, or (3) file or confidentially submit any registration statement with the Commission relating to the offering of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (notwithstanding the foregoing, confidential submissions to the Commission of any registration statements under the Securities Act may be made during the Restricted Period if and only if (x) no public announcement of such confidential submission shall be made during the Restricted Period, (y) the Company shall provide written notice at least two business days prior to such confidential submission to the representative and (z) no such confidential submission shall become a publicly filed registration statement during the Restricted Period).

The restrictions contained in the immediately preceding paragraph do not apply to (A) the shares of common stock to be sold hereunder, (B) our issuance of shares of common stock (x) pursuant to any of our employee benefit plans, share option plans or other employee compensation plans described in this prospectus supplement, or (y) upon the exercise of any option or warrant or the conversion of any security outstanding on the date hereof as described in this prospectus supplement, (C) facilitating the establishment of a trading plan on behalf of any of our stockholders, officers or directors pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of our common stock, provided that (i) such plan does not provide for the transfer of our common stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of our common stock may be made under such plan during the Restricted Period, (D) any shares of our common stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in this prospectus supplement or the registration statement of which this prospectus supplement forms a part, or (E) our issuance of shares of common stock or securities convertible into or exercisable or exchangeable for our common stock in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements and collaboration agreements) or any acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity, provided that the aggregate number of shares of our common stock issued or issuable pursuant to this clause (E) shall not exceed 5% of the total number of outstanding shares of our common stock immediately following the issuance and sale of the shares pursuant to this prospectus supplement and provided, further, that each recipient of any such shares of our common stock or securities during the Restricted Period shall enter into a lock-up agreement for the balance of the Restricted Period.

The representative, in its sole discretion, may release the common stock and other securities subject to the lock-up restrictions described above in whole or in part at any time.

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We, the selling stockholders and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and/or the selling stockholders, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	where (i) the offer is conditional on the admission of the shares to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR); or (ii) the shares being offered are at the time of the offer already admitted to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(b) of Schedule 1 of the POATR);

(b)	to any qualified investor as defined in paragraph 15 of Schedule 1 of the POATR;

(c)	to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 of the POATR, subject to obtaining the prior consent of the representative for any such offer; or

(d)	in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

Each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and us that it is a qualified investor within the meaning of paragraph 15 of Schedule 1 of the POATR

We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representation, warranty and agreements.

For the purposes of this provision, the expression “an offer to the public” in relation to the shares in the United Kingdom means the communication to any person which presents sufficient information on: (a) the shares to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for any shares and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.

Canada

The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Australia

This prospectus supplement or the accompanying prospectus:

(a)	does not constitute a prospectus, a product disclosure statement or any other form of "disclosure document" under the Corporations Act 2001 (Cth) of the Commonwealth of Australia (the “Corporations Act”);

(b)	has not been, is not required to be, nor will it be, lodged as a disclosure document with the Australian Securities and Investments Commission (“ASIC”), the Australian Securities Exchange operated by ASX Limited or any other regulatory body or agency in Australia, and is not required to nor does it purport to, and does not, include all of the information required of a disclosure document under the Corporations Act; and

(c)	may not be provided in Australia other than to select investors (“Exempt Investors”) who are able to demonstrate that they:

i.	fall within one or more of the categories of investors under section 708 of the Corporations Act to whom an offer may be made without disclosure under Chapter 6D of the Corporations Act, or

ii.	are otherwise a person to whom a disclosure document is not required under the Corporations Act.

This prospectus supplement or the accompanying prospectus may not be made available, and the shares of our common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for, or buy, the shares of our common stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares of our common stock may be distributed, received or published in Australia, except where a disclosure document is not required to be given to investors under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares of our common stock, each purchaser or subscriber of shares of our common stock in Australia represents and warrants to us, the underwriters and their affiliates that they are an Exempt Investor.

As any offer of the shares of our common stock is made without a disclosure document in Australia under Chapter 6D of the Corporations Act, the offer of those shares of common stock for resale in Australia within 12 months from their issue may require a disclosure document to be given to investors if none of the exemptions in the Corporations Act applies to that resale. By applying for the shares of our common stock each purchaser or subscriber of the shares of our common stock undertakes to us and the underwriters that the purchaser or subscriber will not, for a period of 12 months from the date of issue or purchase of the shares of our common stock, offer, transfer, assign or otherwise alienate those shares of our common stock to investors in Australia except in circumstances where a disclosure document is not required under the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

This prospectus supplement or the accompanying prospectus contains general information only and should not be taken as financial product advice and has been prepared as general information only, without consideration for your particular investment objectives, financial circumstances or particular needs. The persons referred to in this prospectus supplement or the accompanying prospectus may not hold Australian financial services licences and may not be licensed to provide financial product advice. No “cooling off” regime will apply to an acquisition of the shares of our common stock. Before making any investment decision, prospective purchasers should assess whether the acquisition of the shares of our common stock is appropriate in light of their financial circumstances or seek professional advice.

Switzerland

This prospectus supplement and the accompanying prospectus do not constitute an offer to the public or a solicitation to purchase or invest in any shares of common stock. No shares of our common stock have been offered or will be offered to the public in Switzerland, except that offers of shares of our common stock may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which is a professional client as defined under the FinSA;

(b)	to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of joint book-running managers for any such offer; or

(c)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares of our common stock shall require us or any investment bank to publish a prospectus pursuant to Article 35 FinSA.

The shares of our common stock have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares of our common stock constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares of our common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of common stock.

Accordingly, the shares of common stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

Dubai International Financial Centre (DIFC)

This prospectus supplement and the accompanying prospectus is for distribution only to persons who (a) are outside the Dubai International Financial Centre, (b) are persons who meet the Professional Client criteria set out in Rule 2.3.4 of the DFSA Conduct of Business Module or (c) are persons to whom an invitation or inducement in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons” for the purposes of this paragraph). This prospectus supplement and the accompanying prospectus is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

This prospectus supplement and the accompanying prospectus relates to an “Exempt Offer” as prescribed under, and in accordance with, the Markets Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus is intended for distribution only to persons of a type specified in the Markets Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and the accompanying prospectus. The shares of common stock to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the common stock offered should conduct their own due diligence on the common stock. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

Hong Kong

This prospectus supplement and the accompanying prospectus do not constitute nor are they intended to be an offer or invitation to the public in Hong Kong to acquire the shares of our common stock. The shares of our common stock have not been and may not and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of our common stock has been, may be or will be issued or has been, may be or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed, endorsed or approved by any Hong Kong regulatory authorities, including the Securities and Futures Commission and the Companies Registry of Hong Kong and neither have they been nor will they be registered with the Registrar of Companies in Hong Kong. The shares of our common stock may not be offered for subscription to members of the public in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in doubt about any contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice. Each person acquiring the shares of our common stock will be required, and is deemed by the acquisition of the shares of our common stock, to confirm that such person is aware of the restriction on offers of the shares of our common stock described in this prospectus supplement, the accompanying prospectus and the relevant offering documents and that such person is not acquiring, and has not been offered any shares of our common stock in circumstances that contravene any such restrictions and that such person has complied with all relevant laws, rules and regulations applicable to it/him/her and the jurisdiction(s) where such person or its/his/her assets are located.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock may not be circulated or distributed, nor may the shares of our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”), pursuant to and in accordance with the conditions specified in Section 274 of the SFA, or (ii) to an accredited investor as defined in Section 4A of the SFA pursuant to and in accordance with the conditions specified in Section 275.

Where the shares of our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust must not be transferred within six months after that corporation or that trust has acquired the shares of our common stock pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to an accredited investor;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law; or

(4)	as specified in Section 276(7) of the SFA.

Notification under Section 309B of the SFA - Solely for the purposes of our obligations pursuant to Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the shares of our common stock are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Israel

In the State of Israel this prospectus supplement or the accompanying prospectus shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728—1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus supplement or the accompanying prospectus or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus supplement will be passed upon for us by McGuireWoods LLP, Richmond, Virginia. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The financial statements incorporated by reference in this prospectus supplement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the Commission. This means that we can disclose important information by referring you to those documents. Our Commission filing number is 001-08061. All documents that we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement will be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the Commission under its rules and regulations, including information furnished pursuant to Item 2.02 or 7.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We incorporate by reference the following documents that we have already filed with the Commission, and any documents that we file with the Commission in the future, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offering under this prospectus supplement:

●	our Annual Report on Form 10-K for the year ended April 30, 2026;

●	our Current Report on Form 8-K filed with the Commission on June 12, 2026; and

●	the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended April 30, 2021, including any subsequent amendment or any report subsequently filed for the purpose of updating such description.

Copies of all documents incorporated by reference in this prospectus supplement will be provided without charge to each person to whom a copy of this prospectus supplement is delivered (other than the exhibits to such documents which are not specifically incorporated by reference herein), upon written or oral request. Requests should be directed to Frequency Electronics, Inc., 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, Attention: Secretary, or telephone number: (516) 794-4500. You also may obtain copies of these filings, at no cost, by accessing our website at www.frequencyelectronics.com. The information contained on, or otherwise accessible through, our website is not incorporated into, and does not constitute a part of this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the Commission.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, current and other periodic reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public without charge at the Commission’s website: www.sec.gov. This information is also available on our website at www.frequencyelectronics.com. Except as set forth in the “Incorporation of Certain Documents by Reference” section of this prospectus supplement and the accompanying prospectus, the information contained on, or otherwise accessible through, these websites is not incorporated into, and does not constitute a part of this prospectus supplement or the accompanying prospectus or any other report or document that we file with or furnish to the Commission.

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 filed with the Commission under the Securities Act for the common stock offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

PROSPECTUS

FREQUENCY ELECTRONICS, INC.

Up to $100,000,000 of Common Stock, Preferred Stock

and/or Warrants Offered by the Company

and

Up to 1,000,000 Shares of Common Stock Offered by Selling Stockholders

Frequency Electronics, Inc. may offer and sell, together or separately, up to $100,000,000 in aggregate offering price of our common stock, preferred stock or warrants to purchase common stock or preferred stock, or a combination thereof from time to time in one or more offerings. In addition, selling stockholders may offer and sell up to 1,000,000 shares of our common stock, in the aggregate, from time to time in one or more offerings. In this prospectus, we refer to our common stock, preferred stock and warrants that we may offer and sell, together with the shares of our common stock that the selling stockholders may offer and sell, collectively as the “securities.”

The securities offered pursuant to this prospectus may be sold at prevailing market prices or at prices different than prevailing market prices. We or the selling stockholders may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a delayed or continuous basis. This prospectus describes some of the general terms that apply to the securities. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. Each time our securities are offered under this prospectus, we will provide a prospectus supplement containing more specific information about the particular offering. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering.

The prospectus supplement for each offering will describe the plan of distribution for that offering. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of any securities we are offering. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. The prospectus supplement and any free writing prospectus may also add, update or change information contained or incorporated in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

We or the selling stockholders may sell our securities through one or more underwriters, dealers or agents that we select. If underwriters, dealers or agents are used to sell securities, we will name them and describe their compensation in the applicable prospectus supplement.

Our common stock is listed on The Nasdaq Global Market under the ticker symbol “FEIM.” On July 16, 2026, the last reported sale price for our common stock on The Nasdaq Global Market was $56.13 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves substantial risks. You should carefully read and consider “Risk Factors” on page 5 before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 21, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell up to $100,000,000 of any combination of the securities described in this prospectus from time to time in one or more offerings, and the selling stockholders referred to in this prospectus and identified in supplements to this prospectus may also sell up to 1,000,000 shares of our common stock from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we or the selling stockholders may offer. Each time securities are offered, we will provide a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and/or free writing prospectus will contain specific information about the terms and manner of that offering. The prospectus supplement and free writing prospectus may also add, update or change information contained in this prospectus. Any such information that is inconsistent with this prospectus will supersede the information in this prospectus. You should read both this prospectus and any accompanying prospectus supplement or free writing prospectus together with the additional information described below under the heading “Incorporation of Certain Documents by Reference.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. This prospectus contains summaries of certain provisions contained in some of the exhibits to our registration statement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of these documents. You may obtain copies of these documents at no cost by writing to or telephoning us at the address and telephone number given under the heading “Where You Can Find More Information” below.

Neither we, nor the selling stockholders, nor any underwriters, dealers or agents have authorized any other person to provide you with different or additional information other than that contained in, or incorporated by reference into, this prospectus or any applicable prospectus supplement or free writing prospectus. Neither we, nor the selling stockholders, nor any underwriters, dealers or agents take any responsibility, and can make no assurance as to the reliability of, any other information that others may give you. This prospectus may be used only where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement, free writing prospectus or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement or free writing prospectus, nor any sale made under this prospectus or any prospectus supplement or free writing prospectus will, under any circumstances, imply that the information in this prospectus or any prospectus supplement or free writing prospectus is correct as of any date after the date of this prospectus or any such prospectus supplement or free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

As used herein, “Frequency Electronics,” the “Company,” “we,” “us,” and “our” refer to Frequency Electronics, Inc. and its subsidiaries.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we have filed with the Commission. This means that we can disclose important information by referring you to those documents. Our Commission file number is 001-08061. All documents that we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of the offering of any securities covered by this prospectus and any accompanying prospectus supplement will be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the Commission under its rules and regulations, including information furnished pursuant to Item 2.02 or 7.01 of Form 8-K unless specified otherwise. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the following documents that we have already filed with the Commission, and any documents that we file with the Commission in the future, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offering of any securities covered by this prospectus and the accompanying prospectus supplement:

●	our Annual Report on Form 10-K for the year ended April 30, 2026;

●	our Current Report on Form 8-K filed with the Commission on June 12, 2026; and

●	the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended April 30, 2021, including any subsequent amendment or any report subsequently filed for the purpose of updating such description.

Copies of all documents incorporated by reference in this prospectus will be provided without charge to each person to whom a copy of this prospectus is delivered (other than the exhibits to such documents which are not specifically incorporated by reference herein), upon written or oral request. Requests should be directed to Frequency Electronics, Inc., 55 Charles Lindbergh Blvd., Mitchel Field, New York 11553, Attention: Secretary, or telephone number: (516) 794-4500. You also may obtain copies of these filings, at no cost, by accessing our website at www.frequencyelectronics.com. The information contained on, or otherwise accessible through, our website is not incorporated into, and does not constitute a part of this prospectus, any accompanying prospectus supplement or any other report or document we file with or furnish to the Commission.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public without charge at the Commission’s website: www.sec.gov. This information is also available on our website at www.frequencyelectronics.com. Except as set forth in the “Incorporation of Certain Documents by Reference” section of this prospectus or any accompanying prospectus supplement, the information contained on, or otherwise accessible through, these websites is not incorporated into, and does not constitute a part of this prospectus or any accompanying prospectus supplement or any other report or document that we file with or furnish to the Commission.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus, any accompanying prospectus supplement and the documents we incorporate by reference that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act). Also, documents we subsequently file with the Commission and incorporate by reference will contain forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates,” or “plans” or the negative of these terms or other comparable terminology.

Forward-looking statements are based upon management’s beliefs, assumptions and current expectations concerning future events and trends, using information currently available, and are necessarily subject to uncertainties, many of which are outside our control. Although we believe that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. A number of important factors could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, the risks associated with reliance on key customers, including the U.S. government, the Company’s use of estimates when accounting for contracts, actions by significant customers or competitors, competitive factors, new products and technological changes, continued acceptance of the Company’s products in the marketplace, dependence upon third-party vendors, product prices and raw material costs, the Company’s ability to attract and retain key employees, general domestic and international economic conditions, health epidemics and pandemics, external disruptions to the Company’s facilities or supply chain, the Company’s operations in a highly regulated industry, the outcome of any litigation and arbitration proceedings, cybersecurity attacks, noncompliance with any of the covenants in the Company’s senior secured revolving credit facility, volatility in the Company’s stock price, including due to the relatively low trading volume of its common stock, and failure to maintain an effective system of internal controls over financial reporting and the other factors discussed in the reports we file with or furnish to the Commission from time to time, including the risks and important factors set forth in additional detail in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended April 30, 2026.

Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included herein are made only as of the date of this prospectus and we undertake no obligation to publicly update or revise any forward-looking statement made by us or on our behalf, whether as a result of new information, future developments, subsequent events or circumstances or otherwise, except as required by law. All subsequent written or oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by the cautionary statements referenced above.

OUR COMPANY

Frequency Electronics, Inc. is a world leader in precision time and frequency generation technology, which is incorporated into commercial and U.S. Government satellites, Command, Control, Communication, Computer, Intelligence, Surveillance and Reconnaissance (“C4ISR”), and Electronic Warfare (“EW”) systems. Its technology is used for a wide range of space and non-space applications. Frequency Electronics was founded in 1961 as a research and development firm generating proprietary precision time and frequency technology primarily under contracts for end-use by the U.S. Government. In the mid-1990’s, the Company evolved into a designer, developer and manufacturer of state-of-the-art products for both commercial and government end-use. The Company’s present mission is to be the world leader in providing precision time and low phase noise frequency generation systems, from 1 Hz to 46 GHz for space and other challenging environments. The Company’s technology is the key element in enhancing the functionality and performance of many electronic systems.

Frequency Electronics has its principal executive office at 55 Charles Lindbergh Blvd., Mitchel Field, New York 11553. Its telephone number is 516-794-4500, and its website is www.frequencyelectronics.com. The information contained on, or otherwise accessible through, our website is not incorporated into, and does not constitute a part of this prospectus, any accompanying prospectus supplement or any other report or document we file with or furnish to the Commission.

RISK FACTORS

Investing in our securities involves substantial risks. Before purchasing our securities, you should carefully consider the risk factors discussed herein and in our Annual Report on Form 10-K for the year ended April 30, 2026, which are incorporated by reference into this prospectus, as such may be updated and supplemented by our subsequent Commission filings, as well as the risks, uncertainties and additional information set forth in (i) future Commission filings that are deemed incorporated by reference herein and (ii) the applicable prospectus supplement. Each of the risks described could result in a material decrease in the value of our securities and your investment in them. Risks related to any specific securities we or the selling stockholders offer will be described in the applicable prospectus supplement relating to those securities.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from our sale of offered securities for working capital and general corporate purposes.

Any specific allocation of the net proceeds of an offering by us of securities will be determined at the time of such offering and will be described in the accompanying prospectus supplement. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks, or invest them in cash equivalents or securities that our investment policies permit us to invest in from time to time. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the securities that we or the selling stockholders may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our certificate of incorporation (“Certificate of Incorporation”), our Amended and Restated By-Laws (“By-Laws”) and applicable provisions of Delaware law, in each case, as currently in effect as of the date of this prospectus. The following description is only a summary of the material provisions of our capital stock set forth in our Certificate of Incorporation and our By-Laws and does not purport to be complete, and is subject to and qualified in its entirety by reference to such documents, the information regarding our capital stock incorporated by reference herein from our Commission filings and the applicable provisions of the Delaware General Corporation Law. Copies of our Certificate of Incorporation and our By-Laws have been filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read that description, together with the more detailed provisions of our Certificate of Incorporation and the certificate of designations relating to the particular series of preferred stock. The certificate of designations relating to each particular series of preferred stock will be filed as an exhibit to a document incorporated by reference into the registration statement of which this prospectus forms a part.

General

Under the Certificate of Incorporation, our authorized capital stock consists of 20,000,000 shares of common stock, $1.00 par value per share, and 600,000 shares of preferred stock, $1.00 par value per share.

All outstanding shares of common stock are duly authorized, validly issued, fully-paid and non-assessable.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, except as otherwise expressly provided in the Certificate of Incorporation or required by applicable law. The Certificate of Incorporation does not provide for cumulative voting for the election of directors.

Dividend Rights

Holders of common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available therefor and in the sole discretion of our board of directors, except as otherwise provided by law or the Certificate of Incorporation.

Liquidation Rights

Pursuant to Delaware law, in the event of the liquidation, dissolution, or winding-up of the Company, the remaining assets legally available for distribution to stockholders shall be distributed ratably among the holders of common stock.

Other Rights

Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. Our common stock is not subject to any redemption or sinking fund provisions.

Preferred Stock

Our board of directors may issue shares of preferred stock from time to time in series or otherwise without further stockholder action. Our board of directors has the authority to make designations regarding any preferred stock it issues, including preferences, voting powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such preferred stock.

Anti-Takeover Provisions

Certain provisions of the Certificate of Incorporation and the By-Laws and Delaware law could have an anti-takeover effect and could delay, discourage or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might otherwise result in a premium being paid over the market price of our common stock.

Certificate of Incorporation and Bylaw Provisions

The Certificate of Incorporation and the By-Laws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors, including, among other things:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the right of our board of directors to elect a director to fill a vacancy in our board of directors, which prevents stockholders from being able to fill vacancies on our board of directors;

●	the requirement that a special meeting of stockholders may be called only by our chairperson of the board of directors, our president or our board of directors;

●

the ability of our board of directors, by majority vote, to amend the By-Laws, which may allow our board of directors to take additional actions to prevent a hostile acquisition and inhibit the ability of an acquirer to amend the By-Laws to facilitate a hostile acquisition;

●

advance notice procedures with which stockholders must comply to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may preclude stockholders from bringing matters before a meeting of stockholders or from making nominations for directors at a meeting of stockholders if the proper procedures are not followed; and

●	the requirement that a business combination with any party that beneficially owns 5% or more of the capital stock then entitled to vote on the election of directors be approved by the affirmative vote of (i) not less than 75% of the outstanding shares of capital stock entitled to vote on the election of directors and (ii) not less than a majority of all outstanding shares of capital stock, in each case, excluding all capital stock owned by the acquiring party and subject to certain exceptions and qualifications provided in the Certificate of Incorporation.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law (“DGCL”), which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●

upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “FEIM”.

DESCRIPTION OF WARRANTS

This section describes some of the general terms and provisions applicable to warrants we may issue from time to time. We will describe the specific terms of any warrants and the applicable warrant agreements in the applicable prospectus supplement. The following description and any description of the warrants in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreements. Copies of the form of agreement for each warrant and the warrant certificate, if any, which we refer to collectively as “warrant agreements,” and reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the Commission and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

We may issue, either separately or together with other securities, warrants for the purchase of any, including any combination of, common stock or preferred stock that we may sell. Warrants may be issued independently, or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Any warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants with respect to which this prospectus is being delivered.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of such warrants and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described in this section, then the terms described in this section will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement for additional information before you purchase any of our warrants.

General

The prospectus supplement will describe the terms of the warrants, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

●	the securities that may be purchased upon exercise of the warrants;

●	the number of securities purchasable upon exercise of each warrant;

●	the initial price at which such number of securities may be purchased upon such exercise (and if such price may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

●	the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than common stock, with which the warrants are issued;

●	the procedures and conditions relating to the exercise of the warrants;

●	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

●	the offering price, if any, of the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

●	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

●	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

●	whether the warrants will be listed on any securities exchange;

●	call provisions, if any, of the warrants;

●	anti-dilution provisions, if any, of the warrants;

●	the name of the warrant agent; and

●	any other material terms of the warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants and their registration as holders of the underlying securities, holders of warrants will not have any of the rights of registered holders of the underlying securities purchasable upon the exercise of the warrants, and will not be entitled to, among other things, vote or receive dividend or interest payments or similar distributions on the securities purchasable upon exercise.

SELLING STOCKHOLDERS

In addition to covering offerings by our Company, this prospectus also relates to the potential sale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of up to 1,000,000 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The selling stockholders acquired the shares included in this prospectus in open market transactions not involving the Company from 2012 to 2024. The selling stockholders may also include donees, transferees or other successors in interest to stockholders who originally acquired their shares of our common stock pursuant to those transactions.

Information about the selling stockholders, where applicable, including their identities, the number of shares of our common stock owned by each selling stockholder prior to the offering, the number of shares of our common stock to be offered by each selling stockholder and the number of shares of our common stock to be owned by each selling stockholder after completion of the offering, will be set forth in an applicable prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by, or otherwise has had a material relationship with, us during the three years prior to the date of the applicable prospectus supplement.

While the registration statement of which this prospectus forms a part registers the sale of their shares of our common stock, the selling stockholders may alternatively sell or transfer all or a portion of their shares pursuant to any available exemption from the registration requirements of the Securities Act.

We will not receive any proceeds from the sale of shares of our common stock by selling stockholders.

PLAN OF DISTRIBUTION

We or the selling stockholders may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time in one or more transactions as follows:

●	directly to one or more purchasers;

●	to or through underwriters;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at-the-market” offerings within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	through any combination of these methods of sale; or

●	through any other method permitted by applicable law and described in a prospectus supplement.

Each prospectus supplement relating to an offering of securities will set forth the specific plan of distribution and state the terms of the offering, including:

●	the method of distribution of the securities offered therein;

●	the names of any underwriters, dealers, or agents;

●	information about the selling stockholders, where applicable, including their identities, the number of shares of our common stock owned by each selling stockholder prior to the offering, the number of shares of our common stock to be offered by each selling stockholder and the number of shares of our common stock to be owned by each selling stockholder after completion of the offering;

●	the public offering or purchase price of the offered securities and the net proceeds that we or the selling stockholders will receive from the sale;

●	any underwriting discounts, commissions or other items constituting underwriters’ compensation;

●	any discounts, commissions, or fees allowed, re-allowed or paid to dealers or agents; and

●	any securities exchange on which the offered securities may be listed.

Any public offering price and any discounts, commissions, fees or concessions allowed or re-allowed or paid to underwriters, dealers, or agents may be changed from time to time.

Distribution Through Underwriters

We or the selling stockholders may offer and sell our securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If underwriters are used in the sale of our securities, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us or the selling stockholders in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they generally will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

Distribution Through Dealers

We or the selling stockholders may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of any dealers and the terms of the transaction in the applicable prospectus supplement.

Distribution Through Agents

We or the selling stockholders may offer and sell our securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale, and describe any commissions payable by us or the selling stockholders in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the agent will be acting on a best efforts basis during the appointment period. The agent may make sales in privately negotiated transactions and by any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on The Nasdaq Global Market, or sales made to or through a market maker other than on an exchange.

Direct Sales

We or the selling stockholders may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act, for any resale of the securities. We will describe the terms of any sales of this kind in the applicable prospectus supplement.

General Information

Any underwriters, dealers or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, may be deemed to be underwriting discounts and commissions under the Securities Act.

We or the selling stockholders may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms acting as principal for their own accounts or as our agent. In addition, we may issue the securities as a dividend or distribution to our existing security holders.

In connection with an underwritten offering of the securities, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Ordinarily, each issue of securities offered by us will be a new issue, and there will be no established trading market for any security other than our common stock, which is listed on The Nasdaq Global Market under the symbol “FEIM,” prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. We cannot assure you that there will be a liquid trading market for the offered securities.

We or the selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us or the selling stockholders at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the related prospectus supplement, and the related prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Under agreements that may be entered into with us or the selling stockholders, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us or the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Conflict of Interest

We or the selling stockholders may engage underwriters, dealers and agents in connection with the offering of any of the securities described in this prospectus, some of whom may have a “conflict of interest,” as such term is defined by the Financial Industry Regulatory Authority, Inc. In the event an underwriter, dealer or agent who is participating in the offering has a conflict of interest, we will describe the nature of the conflict in the applicable prospectus supplement, and, if applicable, the name of the underwriter, dealer or agent who is acting as the “qualified independent underwriter” and its role and responsibilities in the offering.

The underwriters, dealers and agents that we may use, as well as their affiliates, may engage in financial or other business transactions with, or perform other services for, us, our subsidiaries and the selling stockholders in the ordinary course of business and may receive a portion of the proceeds from the offering.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by McGuireWoods LLP, Richmond, Virginia. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues related to the offering of securities pursuant to this prospectus.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

FREQUENCY ELECTRONICS, INC.

1,739,131 Shares of Common Stock

Prospectus Supplement

Morgan Stanley	Craig-Hallum

July 28, 2026